Exhibit 99.1

NEWS RELEASE

Contact: Alliance Data Tiffany Louder – Investor Relations Alliance Data 214.494.3048 tiffany.louder@alliancedata.com Shelley Whiddon – Media 214.494.3811 Shelley.whiddon@alliancedata.com	Epsilon Britta Petersen – Media 773-796-5434 britta.petersen@epsilon.com Conversant Josh Dysart – Media 312-477-5368 jdysart@conversantmedia.com

ROAD SCHOLAR EXPANDS RELATIONSHIP WITH ALLIANCE DATA,
SIGNING NEW AGREEMENT WITH CONVERSANT FOR DIGITAL
ADVERTISING SERVICES

Epsilon to Continue Providing Database Marketing Services for Leading Not-for-Profit
Provider of Global Educational Travel Adventures

PLANO, TX – December 8, 2016 – Epsilon®, an Alliance Data® (NYSE: ADS) company, today announced that Road Scholar, a not-for-profit educational organization providing adults with experiential learning opportunities around the globe, has signed an expanded agreement for personalized digital advertising services with Epsilon's Conversant® business. Epsilon has been providing consumer database marketing services to Road Scholar since 2012.

Road Scholar offers 5,500 learning adventures in 150 countries and all 50 domestic states, serving more than 100,000 participants per year. At any given time, 2,000 Road Scholars are experiencing the world on learning adventures. Founded in 1975, the educational travel organization provides scholarships, research resources and experiential learning opportunities featuring a range of topics, formats and locations. Road Scholar employs 320 staff members and leverages a massive global network of lecturers, experts and scientists to provide life-changing learning travel adventures.

With the new agreement, Conversant will provide digital advertising services developed to micro-target adult students across all digital and web devices. Conversant will enable Road Scholar to reach consumers across their devices by delivering personalized advertising to prospective customers and existing alumni across the United States. Conversant's approach will provide Road Scholar with highly accurate, consistent views of their participants as they move between desktops, smartphones and tablets, enabling the brand to connect with customers in unique and relevant ways that drive website visits and travel bookings.

"Epsilon has made a tremendous impact on Road Scholar's contact strategy since we initially partnered with them four years ago," said Kristin Moore, SVP of Marketing at Road Scholar. "Through a robust database marketing strategy, we've developed deep customer relationships with both our alumni and potential Road Scholars. I'm confident the addition of Conversant's digital capabilities will enhance our current marketing strategy and inspire many older adults to further engage with our educational programs."

"Road Scholar is a wonderful organization founded on community, camaraderie and delivering unsurpassed educational travel experiences," said Bryan Kennedy, chief executive officer at Epsilon/Conversant. "Epsilon's approach in database marketing has allowed for authentic, meaningful conversations that line up with Road Scholar's mission and story. Their decision to partner with Conversant for digital advertising capabilities will bring the learning movement to many new travelers."

About Road Scholar
Road Scholar is the nation's largest educational travel organization for adults – a true university of the world. This not-for-profit educational organization offers 5,500 extraordinary learning adventures in 150 countries and 50 states. Road Scholars are immersed in a variety of educational activities, enlisting renowned faculty and experts who offer insider access not available to most individuals. Dedicated to making educational travel available to everyone, Road Scholar offers financial aid for those who otherwise could not participate in its programs.

Road Scholar educational adventures are created by Elderhostel, the not-for-profit world leader in educational travel for adults since 1975. To learn more, please visit our website at www.roadscholar.org/press.

About Epsilon
Epsilon is a global leader in creating connections between people and brands. An all-encompassing global marketing company, we harness the power of rich data, groundbreaking technologies, engaging creative and transformative ideas to get the results our clients require. Recognized by Ad Age as the #1 World's Largest CRM/Direct Marketing Network, #1 Largest U.S. Agency from All Disciplines and #1 Largest U.S. Mobile Marketing Agency, Epsilon employs over 7,000 associates in 70 offices worldwide. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com, follow us on Twitter @EpsilonMktg or call 1.800.309.0505.

About Conversant
Conversant is a leader in personalized digital marketing. Conversant helps the world's biggest companies grow by creating personalized experiences that deliver higher returns for brands and greater satisfaction for people. We offer a fully integrated personalization platform, personalized media programs and one of the world's largest affiliate marketing networks—all fueled by a deep understanding of what motivates people to engage, connect and buy. For more information, please visit www.conversantmedia.com.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 16,000 associates at approximately 100 locations worldwide.

Alliance Data's card services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

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Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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